NEWS RELEASE

NETGEAR® ANNOUNCES RETIREMENT OF JOHN MCHUGH; NAMES VIKRAM MEHTA HIS SUCCESSOR

SAN JOSE, California - November 19, 2019 - NETGEAR, Inc. (NASDAQ: NTGR), the industry’s leading provider of leading-edge networking products for the home and office, today announced that John McHugh, its Senior Vice President, SMB Products and Services, plans to retire from the Company at the end of 2019. NETGEAR also named Vikram Mehta as Mr. McHugh’s successor, and plans to appoint Mr. Mehta Senior Vice President, SMB Products and Services effective as of January 2, 2020.

Mr. McHugh has been the leader of the Company’s SMB business over the last seven years, and will remain in his current role with the Company to ensure a smooth transition to Mr. Mehta.

Mr. Mehta previously served as CEO and President of Blade Network Technologies, which was acquired by IBM. Prior to Blade, Mr. Mehta held senior roles at Nortel Networks, Alteon WebSystems, Ensim and HP.

“I want to thank John for seven years of outstanding service and devotion to NETGEAR,” said Patrick Lo, Chairman and Chief Executive Officer of NETGEAR. “John has overseen the substantial transformation of the SMB business, driving the move to PoE and cloud managed switching, launching the Insight platform and Orbi Pro, and most recently, positioning NETGEAR as a strong leader in the Pro-AV market with the success of the M4300 family and integrated SDVoE modules. We wish John a fulfilling and enjoyable retirement with plenty of time to spend with his loved ones.”

“At the same time,” Mr. Lo continued, “we are pleased to name Vikram Mehta as John’s successor and the new Senior Vice President, SMB Products and Services. Vikram has already been working with us in a consulting capacity for the past four months and during that time has focused his time and effort on growing the Pro-AV business, forging alliances and bonds with the leading players in that ecosystem. Vikram has a proven track record in the industry, and we look forward to him taking the SMB business to the next level.”

About NETGEAR, Inc.
NETGEAR® (NASDAQ: NTGR) has pioneered advanced networking technologies for homes, businesses, and service providers around the world since 1996 and leads the industry with a broad range of award-winning products designed to simplify and improve people’s lives. By enabling people to collaborate and connect to a world of information and entertainment, NETGEAR is dedicated to delivering innovative and advanced connected solutions ranging from mobile and cloud-based services for enhanced control and security, to smart networking products, video over Ethernet for Pro AV applications, and performance gaming routers to enhance online game play.  The company is headquartered out of San Jose, Calif. with offices located around the globe. More information is available from the NETGEAR Investor Page or by calling (408) 907-8000. Connect with NETGEAR: Twitter, Facebook, Instagram and the NETGEAR blog at NETGEAR.com.

© 2019 NETGEAR, Inc. NETGEAR and the NETGEAR logo are trademarks or registered trademarks of NETGEAR, Inc. and its affiliates in the United States and/or other countries. Other brand and product names are trademarks or registered trademarks of their respective holders. The information contained herein is subject to change without notice. NETGEAR shall not be liable for technical or editorial errors or omissions contained herein. All rights reserved.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 for NETGEAR, Inc. : This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning NETGEAR's business and the expected performance characteristics, specifications, reliability, market acceptance, market growth, specific uses, user feedback and market position of NETGEAR's products and technology are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management's current expectations and are subject to certain risks and uncertainties, including, without limitation, the following: the actual price, performance and ease-of-use of NETGEAR's products may not meet the price, performance and ease-of-use requirements of customers; product performance may be adversely affected by real world operating conditions; failure of products may under certain circumstances cause permanent loss of end user data; new viruses or Internet threats may develop that challenge the effectiveness of security features in NETGEAR's products; the ability of NETGEAR to market and sell its products and technology; the impact and pricing of competing products; and the introduction of alternative technological solutions. Further information on potential risk factors that could affect NETGEAR and its business are detailed in the Company's periodic filings with the Securities and Exchange Commission. NETGEAR undertakes no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Contact:
NETGEAR Investor Relations
Erik Bylin
investors@netgear.com